UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2024

WestRock Company
(Exact name of registrant as specified in its charter)

Delaware	001-38736	37-1880617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Abernathy Road, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(770) 448-2193
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WRK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

WestRock Company, a Delaware corporation (the “Company”), held its annual meeting of stockholders on January 26, 2024, at which the Company’s stockholders voted on three proposals.  A brief description of the proposals and the final voting results for each proposal follow:

1.
The Company’s stockholders elected all 12 director nominees, each to serve as a member of the Company’s Board of Directors until the Company’s next annual meeting of stockholders and the election and qualification of his or her successor.

	For	Against	Abstain	Broker Non-Vote
Colleen F. Arnold	198,845,452	2,529,085	612,670	19,369,757
Timothy J. Bernlohr	196,374,746	4,993,355	619,106	19,369,757
J. Powell Brown	197,915,990	3,895,323	175,894	19,369,757
Terrell K. Crews	198,954,736	2,420,940	611,531	19,369,757
Russell M. Currey	199,058,485	2,797,861	130,861	19,369,757
Suzan F. Harrison	198,911,011	2,456,254	619,942	19,369,757
Gracia C. Martore	199,769,942	1,601,800	615,465	19,369,757
James E. Nevels	197,468,377	3,847,374	671,456	19,369,757
E. Jean Savage	197,934,358	3,429,008	623,841	19,369,757
David B. Sewell	200,057,108	1,746,813	183,286	19,369,757
Dmitri L. Stockton	199,177,197	2,133,739	676,271	19,369,757
Alan D. Wilson	196,290,763	5,075,596	620,848	19,369,757

2.	The Company’s stockholders approved the advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Vote
187,243,500	14,388,700	355,007	19,369,757

3.	The Company’s stockholders ratified the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal 2024.

For	Against	Abstain
212,862,642	8,246,411	247,911

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COMPANY
(Registrant)

Date: January 30, 2024	By:	/s/ Denise R. Singleton
Denise R. Singleton
Executive Vice President, General Counsel and Secretary